Exhibit 24(b)(4)(a)(ii)

                                 JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK
                                  HOME OFFICE: [100 Summit Lake Drive, 2nd Floor
(JOHN HANCOCK(R) LOGO)                                       Valhalla, NY 10595]

THIS IS A LEGAL CONTRACT - READ IT CAREFULLY.

This Contract is issued in consideration of the Payments. John Hancock Life Insurance Company of New York, a stock company, agrees to pay the benefits of this Contract in accordance with its terms.

VARIABLE ACCOUNT PROVISIONS

ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE FLUCTUATIONS IN THE INVESTMENT RESULTS, AS APPLICABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. DETAILS OF THE VARIABLE ACCOUNT PROVISIONS BEGIN ON PAGE 6.

The smallest annual rate of investment return which is required to be earned on the assets of the separate account so that the dollar amount of variable annuity payments will not decrease is [2.78%]. Explicit annual charges against the assets of the separate account are as follows:

Contract Asset Fee Charge: Not greater than [1.75%]

RIGHT TO REVIEW

You may cancel the Contract by returning it to our Annuities Service Center or the registered representative who sold it to you at any time within [10] days after receipt of the Contract. Within 7 days of receipt of the Contract by us, we will pay the Contract Value computed at the end of the Business Day on which the Contract is delivered to us plus the sum of all fees and charges deducted from the gross Payments to the Owner.

When the Contract is issued as an individual retirement annuity, during the first 7 days of this [10] day period, we will return the greater of (i) Contract Value computed at the end of the Business Day on which the Contract is delivered to us plus the sum of all fees and charges deducted from the gross Payments or
(ii) sum of all Payments less any Withdrawals. If you return the Contract to us after the first 7 days and before the [10]-day period has elapsed, we will refund an amount determined as described in the paragraph above.

SIGNED FOR THE COMPANY at its Main Administration Office in Boston, Massachusetts, on the Contract Date.

[ -s- James D. Gallagher ]          [ -s- Emanuel Alves ]
[James D. Gallagher, President]     [Emanuel Alves, Secretary]

INDIVIDUAL MODIFIED SINGLE PAYMENT DEFERRED VARIABLE ANNUITY

Variable Accumulation prior to Annuity Commencement Date
Variable and Fixed Annuity Options
Death Benefit Proceeds Payable prior to Annuity Commencement Date
Withdrawal Charge Waiver Benefit
Non-Participating

 DOLLAR COST AVERAGING (DCA) ACCOUNT OPTIONS MAY NOT BE AVAILABLE ON THE ISSUE
                                     DATE.
   REFER TO THE AVAILABLE INVESTMENT OPTIONS ON THE SPECIFICATIONS PAGES FOR
                                    DETAILS.

ANNUITIES SERVICE CENTER:

[P.O. Box 9506 Portsmouth, NH 03802-9506] [1-800-551-2078] [www.jhannuitiesnew
york.com]

OVERNIGHT MAILING ADDRESS:

[164 Corporate Drive Portsmouth, NH 03801-6815]

VENTUREW-L.11-NY                                                          SAMPLE

                                                               Table of Contents

Specifications Pages ......................................................  S.1

Part 1 - Definitions ......................................................    1

Part 2 - Parties to the Contract ..........................................    4

Part 3 - Payments .........................................................    5

Part 4 - Fees And Deductions ..............................................    6

Part 5 - Variable Account Provisions ......................................    6

Part 6 - Transfers ........................................................    8

Part 7 - Withdrawal Provisions ............................................    9

Part 8 - Death Benefits ...................................................   11

Part 9 - Contract Maturity ................................................   13

Part 10 - Annuity Payments ................................................   13

Part 11- Annuity Options ..................................................   15

Part 12 - General Provisions ..............................................   15

Part 13 - Contract Termination ............................................   17

INTRODUCTION

This is an individual modified single payment deferred variable annuity contract. This Contract provides that, prior to the Annuity Commencement Date, the Contract Value will accumulate on a variable basis. You allocate Payments among one or more Investment Options. The initial Investment Options are identified on the Specifications Pages. The Contract Value will vary with the investment performance of your Investment Account. Subject to the provisions of the Contract, you may take withdrawals and transfer amounts among the Investment Options.

After the Annuity Commencement Date, Annuity Payments may be either fixed or variable, or a combination of fixed and variable. If you select Annuity Payments on a variable basis, the payment amount will vary with the investment performance of the Variable Account.

If the Owner (Annuitant if the Owner is not an individual) dies while this Contract is in effect prior to the Annuity Commencement Date, we will pay a Death Benefit to the Beneficiary upon receipt of all required claim forms and proof of death of the Owner at the Annuities Service Center.

VENTUREW-L.11-NY                                                          SAMPLE

                                                             Specifications Page

TYPE OF CONTRACT:         [Qualified]  CONTRACT DATE:               [06/15/2011]

CONTRACT NUMBER:          [000000005]  ISSUE STATE:                           NY

OWNER:                  [John X. Doe]  OWNER'S AGE & SEX:            [55] [Male]

ANNUITANT:              [John X. Doe]  ANNUITANT'S AGE & SEX:        [55] [Male]

[CO-OWNER:]                       [ ]  [CO-OWNER'S AGE & SEX:]           [ ] [ ]

[CO-ANNUITANT:]                   [ ]  [CO-ANNUITANT'S AGE & SEX:]       [ ] [ ]

PLAN        [Venture Frontier with Flex Access Option]

FEES AND CHARGES

CONTRACT ASSET FEE   [1.75% years 1-4]
                     [1.25% years 5-7]
                     [1.15% years 8+]

ANNUAL CONTRACT FEE                                        Electronic-Delivery of Financial
                     Owner Elects Electronic Delivery of   Transaction Confirmations is
                     Financial Transaction Confirmations   Not Elected by Owner
                     -----------------------------------   --------------------------------
                                    [$0]                                [$50]

[RIDER FEE(s)        See Optional Riders section on page S.[4]]


PAYMENT LIMITS

PAYMENT LIMITS    -  Minimum Additional Payment Amount: [$30]

                  -  Maximum Amount: [$1,000,000]

                  - Flex Access Option: No additional Payment will be accepted on or after the [first] Contract Anniversary


                                      S.1

VENTUREW-L.11-NY                                                          SAMPLE

LIMITS--TRANSFERS AND AMOUNT OF PARTIAL WITHDRAWALS

TRANSFER CHARGES AND LIMITATIONS--   - Minimum Transfer Amount: $300
BEFORE ANNUITY COMMENCEMENT          - Minimum Investment Account Value: $  100
DATE                                 - Number of Transfers Per Contract Year:
                                       two per month
                                     - Transfer Charge: the lesser of $25 or
                                       2% of the amount of each transfer in
                                       excess of 12 per Contract Year

TRANSFER LIMITATIONS -- ON OR AFTER - Number of Transfers Per Contract Year: 4 ANNUITY COMMENCEMENT DATE

LIMITATIONS ON AMOUNT OF             - Minimum Amount of Partial Withdrawal:
PARTIAL WITHDRAWALS                    [$300]
                                     - Minimum Investment Account Balance: $100
                                     - Minimum Remaining Contract Value: $1,000

WITHDRAWALS CHARGES

TABLE OF WITHDRAWAL CHARGES    Number of Complete Years      Withdrawal Charge
                             Payment has been in Contract        Percentage
                             ----------------------------     ---------------
                                         0                            8%
                                         1                            7%
                                         2                            6%
                                         3                            5%
                                         4+                           0%

                             [Withdrawal Charges will be waived for any contract issued to an employee of the Company.]

INITIAL ALLOCATION OF NET PAYMENT (SEE FOLLOWING PAGE FOR ALL AVAILABLE INVESTMENT OPTIONS)

INITIAL PAYMENT                            [$100,000.00]

[DCA ACCOUNT OPTIONS:]                     [INITIAL INTEREST RATE]  [INITIAL GUARANTEE PERIOD EXPIRES]
[6 Month DCA Account]         [25.00%]             [1.00%]                    [12/15/2011]

[THE INTEREST RATE FOR THE DCA ACCOUNT OPTION ABOVE MAY CONTAIN AN ENHANCEMENT THAT MAY NOT BE PROVIDED IN SUBSEQUENT GUARANTEE PERIODS.]

VARIABLE INVESTMENT OPTIONS:
[Lifestyle Balanced PS]       [75.00%]

TOTAL                         100.00%

                                      S.2

VENTUREW-L.11-NY                                                          SAMPLE

AVAILABLE INVESTMENT OPTIONS

VARIABLE ACCOUNT: JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK SEPARATE ACCOUNT A

VARIABLE INVESTMENT OPTIONS:

     [Lifestyle Balanced]
     [Lifestyle Balanced PS]
     [Lifestyle Conservative]
     [Lifestyle Conservative PS]
     [Lifestyle Growth]
     [Lifestyle Growth PS]
     [Lifestyle Moderate]
     [Lifestyle Moderate PS]
     [Ultra Short Term Bond]

DOLLAR COST AVERAGING (DCA) ACCOUNT INVESTMENT OPTIONS:

     6 Month DCA Account
         [6 Month DCA Not Currently Available]

     12 Month DCA Account
         [12 Month DCA Not Currently Available]

                                      S.3

VENTUREW-L.11-NY                                                          SAMPLE

OPTIONAL RIDERS

[ENHANCED DEATH BENEFIT RIDER: MARKETING NAME]

-  [Rider Date:]                        [06/15/2011]

-  [Rider Fee Percentage:]              [0.30%]

-  [Total Asset Fee Percentage          [2.05% years 1-4]
   (Contract Asset Fee from Pg S.1 +    [1.55% years 5-7]
   Rider Fee Percentage):]              [1.45% years 8+]

[GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER: MARKETING NAME]

-  [Rider Date:]                        [06/15/2011]

-  [Maximum Rider Fee Percentage:]      [1.50%]

ANNUITY BENEFITS

MATURITY DATE:                    [10/25/2046]

ANNUITY OPTION:                   Life 10-Year Certain

ANNUITY PAYMENTS -- GENERAL       The rates for Annuity Payments are determined
INFORMATION                       based on:

                                  - Mortality Table: Annuity 2000 Table
                                    projected from 2002 to date of
                                    annuitization at Scale G, 100% female blend

                                  - Fixed Annuity Payment Interest Rate: 1.00%
                                    interest per year

                                  - Variable Annuity Payment Assumed Interest
                                    Rate: 1.00%

                                  The amount of each Annuity Payment will
                                  depend upon the age of the Annuitant, the Co-Annuitant, if any, or other payee.

                                      S.4

VENTUREW-L.11-NY                                                          SAMPLE

                        AMOUNT OF FIRST MONTHLY PAYMENT
                          PER $1000 OF CONTRACT VALUE
                         FOR AN ANNUITANT BORN IN 1952

                             OPTION 1: LIFE ANNUITY

     Option 1(A): Non-Refund                      Option 1(B): 10 Year Certain
-----------------------------------              -------------------------------
   Age of                                          Age of
  Annuitant                                      Annuitant
----------------------------------               -------------------------------
     55                   N/A                        55             N/A
     60                   3.08                       60            3.06
     65                   3.50                       65            3.47
     70                   4.07                       70            3.99
     75                   4.85                       75            4.66
     80                   5.91                       80            5.46
     85                   7.40                       85            6.35

                   OPTION 2: JOINT AND SURVIVOR LIFE ANNUITY

Option 2(A): Non-Refund

                                          Age of Co-Annuitant
                       ---------------------------------------------------------
  Age of               10 Years       5 Years       Same     5 Years   10 Years
 Annuitant              Younger       Younger       Age       Older      Older
--------------------------------------------------------------------------------
    55                    N/A           N/A        N/A         N/A        N/A
    60                    2.29          2.46       2.62       2.77       2.88
    65                    2.51          2.72       2.93       3.11       3.26
    70                    2.78          3.05       3.33       3.57       3.77
    75                    3.13          3.49       3.86       4.19       4.45
    80                    3.59          4.08       4.58       5.03       5.38
    85                    4.22          4.88       5.57       6.17       6.62

Option 2(B): 10 Year Certain

                                          Age of Co-Annuitant
                       ---------------------------------------------------------
 Age of                10 Years       5 Years      Same     5 Years    10 Years
 Annuitant              Younger       Younger       Age      Older       Older
--------------------------------------------------------------------------------
    55                     N/A        N/A          N/A        N/A         N/A
    60                    2.29        2.46         2.62      2.77        2.88
    65                    2.51        2.72         2.93      3.11        3.26
    70                    2.78        3.05         3.32      3.57        3.75
    75                    3.13        3.49         3.85      4.16        4.40
    80                    3.58        4.06         4.53      4.93        5.20
    85                    4.18        4.80         5.38      5.83        6.12


Monthly installments for ages not shown and other years of birth will be furnished on request.

                                      S.5
VENTUREW-L.11-NY                                                          SAMPLE

BENEFICIARY INFORMATION

[Jane Doe]


DISCLOSURES

PURSUANT TO SECTION 3 OF THE FEDERAL DEFENSE OF MARRIAGE ACT ("DOMA"), SAME SEX-MARRIAGES, DOMESTIC PARTNERSHIPS AND CIVIL UNIONS CURRENTLY ARE NOT RECOGNIZED FOR PURPOSES OF FEDERAL LAW. THEREFORE, THE FAVORABLE INCOME-DEFERRAL OPTIONS AFFORDED BY FEDERAL TAX LAW TO AN OPPOSITE-SEX SPOUSE UNDER INTERNAL REVENUE CODE SECTIONS 72(S) AND 401(A)(9) ARE CURRENTLY NOT AVAILABLE TO A SAME-SEX SPOUSE, DOMESTIC PARTNER OR CIVIL UNION PARTNER. SAME-SEX SPOUSES, DOMESTIC PARTNERS OR CIVIL UNION PARTNERS WHO OWN OR ARE CONSIDERING THE PURCHASE OF ANNUITY PRODUCTS THAT PROVIDE BENEFITS BASED UPON STATUS AS A SPOUSE SHOULD CONSULT A TAX ADVISOR. TO THE EXTENT THAT AN ANNUITY CONTRACT ACCORDS TO SPOUSES OTHER RIGHTS OR BENEFITS THAT ARE NOT AFFECTED BY DOMA, SAME-SEX SPOUSES, DOMESTIC PARTNERS AND CIVIL UNION PARTNERS RECOGNIZED BY THE ISSUE STATE REMAIN ENTITLED TO SUCH RIGHTS OR BENEFITS TO THE SAME EXTENT AS ANY ANNUITY HOLDER'S SPOUSE.

[THIS PLAN IS INTENDED TO QUALIFY UNDER THE INTERNAL REVENUE CODE FOR TAX-FAVORED STATUS. LANGUAGE CONTAINED IN THIS CONTRACT REFERRING TO FEDERAL TAX STATUS OR RULES IS INFORMATIONAL AND INSTRUCTIONAL. PLEASE SEEK THE ADVICE OF YOUR OWN TAX ADVISOR REGARDING YOUR INDIVIDUAL TAX TREATMENT.]

                                      S.6

VENTUREW-L.11-NY                                                          SAMPLE

PART 1                     DEFINITIONS
-------------------------  -----------------------------------------------------
WE AND YOU                 "We", "us" and "our" means the Company. "You" or
                           "your" means the Owner of this Contract.

ACCUMULATION UNIT          A unit of measure that is used to calculate the
                           value of the Variable Account of this Contract before the Annuity Commencement Date.

ANNUITANT                  Any individual person or persons whose life is used
                           to determine the duration of Annuity Payments involving life contingencies. The Annuitant is as designated on the Specifications Pages, unless changed.

ANNUITIES SERVICE CENTER   Any office designated by us for the receipt of
                           Payments and processing of Owner requests.

ANNUITY COMMENCEMENT DATE  The date Annuity Payments begin. This date may not be earlier than six months following the Contract Date or later than the Maturity Date. Annuity Payments may not be scheduled under the Contract to begin earlier than 12 months from the Contract Date.

ANNUITY OPTION             The method selected by you for Annuity Payments made
                           by us.

ANNUITY PAYMENT(S)         Payment(s) by us to you, in accordance with the
                           Annuity Option elected under the terms of this Contract.

ANNUITY UNIT               A unit of measure that is used after the Annuity
                           Commencement Date to calculate Variable Annuity payments.

BENEFICIARY                The person, persons or entity to whom certain
                           benefits are payable following the death of an Owner, or in certain circumstances, an Annuitant.
                           For purposes of section 72(s) of the Internal
                           Revenue code, the "designated beneficiary" under the Contract shall be the individual who is entitled to receive the amounts payable on death of an Owner, or if any Owner is not an individual, on any change in, or death of, of an Annuitant

BUSINESS DAY               Any date on which the New York Stock Exchange is
                           open for business and the net asset value of a Portfolio is determined.

COMPANY The insurance company named on the first page of this Contract (or any successor insurance company named by endorsement to this Contract) that will pay benefits in accordance with this Contract.

CONTRACT ANNIVERSARY       The annual anniversary of the Contract beginning
                           twelve months from the Contract Date and each year thereafter.

CONTRACT DATE              The date of issue of this Contract as designated on
                           the Specifications Pages.

CONTRACT VALUE             The total of your Investment Account Values.

CONTRACT YEAR              The period of time measured twelve consecutive
                           months from the Contract Date or any Contract
                           Anniversary thereafter.

CONTINGENT BENEFICIARY     The person, persons or entity who becomes entitled
                           to receive the Contract proceeds if all
                           Beneficiaries die before the Owner dies.

VENTUREW-L.11-NY                                                          SAMPLE

ENDORSEMENT                An Endorsement modifies the contract to which it is
                           attached. Endorsements must be signed by an officer of the Company in order to be effective.

FIXED ANNUITY              An Annuity Option with payments which are
                           predetermined and guaranteed as to dollar amount.

GOOD ORDER                 The standard we apply when we determine whether an
                           instruction is satisfactory. An instruction will be considered in Good Order if it is received at our Annuities Service Center: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and complies with all relevant laws and regulations and Company requirements; (b) on specific forms, or by other means we then permit (such as via telephone or electronic submission); and/or (c) with any signatures and dates we may require. We will notify you if an instruction is not in Good Order.

INTERNAL REVENUE CODE
 (IRC) The Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar purpose.

INVESTMENT ACCOUNT         An account established by us which represents your
                           interest in an Investment Option prior to the Annuity Commencement Date.

INVESTMENT ACCOUNT VALUE   The value of your investment in an Investment
                           Account.

INVESTMENT OPTIONS         The Subaccount(s) of the Variable Account. The
                           Investment Options available under this Contract at issue are shown on the Specifications Pages.

MATURITY DATE              The latest date on which annuity benefits may
                           commence. It is the date listed on the
                           Specifications Pages, unless changed. Any extension of the maximum Maturity Date beyond age 90 of the oldest Annuitant or the 10th Conract Year will be subject to the laws and regulations then in effect and our prior approval.

NET PAYMENT                The Payment less the amount of premium tax, if any,
                           deducted from the Payment.

NET SURRENDER VALUE        The Surrender Value less any amount withheld by us
                           for income taxes.

NON-QUALIFIED CONTRACTS    Contracts which are not issued under Qualified Plans.

OWNER The person, persons or entity entitled to the ownership rights under this Contract. The Owner is as designated on the Specifications Pages, unless changed.

PORTFOLIO                  The investment choices available to the Variable
                           Account.

PAYMENT An amount paid to us by you as consideration for the benefits provided by this Contract.

QUALIFIED CONTRACTS        Contracts issued under Qualified Plans.

QUALIFIED PLANS            Retirement plans which receive favorable tax
                           treatment under sections 401, 403, 408 or 457, of the Internal Revenue Code of 1986, as amended.

RIDER A rider provides an optional benefit, which may result in an additional charge to the Contract. A rider supplements the contract to which it is attached. Riders must be signed by an officer of the Company in order to be effective.

VENTUREW-L.11-NY                                                          SAMPLE

SEPARATE ACCOUNT           A segregated account of the Company that is not
                           commingled with our general assets and obligations.

SUBACCOUNT(S)              A division of the Variable Account. Each Subaccount
                           is invested in shares of a different Portfolio.

SURRENDER VALUE            The Contract Value on any Valuation Date, less, if
                           applicable, any contract fees, any rider charges, any deduction for premium taxes or similar taxes, and any Withdrawal Charge.

VALUATION PERIOD           Any period from one Business Day to the next,
                           measured from the time on each such day that the net asset value of each Portfolio is determined.

VARIABLE ACCOUNT           The Company's Separate Account as shown on the
                           Specifications Pages.

VARIABLE ANNUITY           An Annuity Option with payments which: (1) are not
                           predetermined or guaranteed as to dollar amount; and
                           (2) vary in relation to the investment experience of one or more specified variable Subaccounts.

WITHDRAWAL AMOUNT          The amount deducted from the Contract Value when you
                           take a withdrawal. This amount is the total of the amount paid to you plus the following, if applicable: any contract fees, any rider charges, any deduction for premium taxes or similar taxes, any amount for income taxes resulting from the withdrawal, and any Withdrawal Charges. The
                           Withdrawal Amount may not exceed the Contract Value.

WRITTEN REQUEST            A notice provided in a form acceptable to Us based
                           on the type of request and received in Good Order at our Annuities Service Center.

VENTUREW-L.11-NY                                                          SAMPLE

PART 2                     PARTIES TO THE CONTRACT
-------------------------  -----------------------------------------------------
OWNER Before the Annuity Commencement Date, the Owner of this Contract shall be the person, persons or entity designated on the Specifications Pages or the latest change filed with us. A co-Owner is not permitted under this Contract if any Owner is an entity. On the Annuity Commencement Date the Annuitant will become the Owner of this Contract, unless the Owner is a trust or custodian. If amounts become payable to the Beneficiary under this Contract, the Beneficiary becomes the Owner of this Contract. Unless indicated otherwise, references to the Owner will also include the co-Owner.

ANNUITANT                  The Annuitant is the person designated as such on
                           the Specifications Pages or the latest change filed with us. If you name more than one Annuitant, the second Annuitant is referred to as the co-Annuitant.
                           Unless indicated otherwise, references to the Annuitant will also include the co-Annuitant.

BENEFICIARY                The Beneficiary is as designated on the
                           Specifications Pages, unless changed. However, if there is a surviving Owner, that person will be treated as the Beneficiary. If no such Beneficiary is living, the Beneficiary is the Contingent
                           Beneficiary. If no Beneficiary or Contingent
                           Beneficiary is living, the Beneficiary is the estate of the deceased Owner.

CHANGE OF OWNER,           Subject to the rights of an irrevocable Beneficiary,
 ANNUITANT, BENEFICIARY    you may change the Owner, Annuitant, or Beneficiary
                           by Written Request. Any change will take effect on the date the request is signed. Any change of Owner or Annuitant is subject to our issue age limitations based on age at the date of the change. The
                           Annuitant may not be changed after the Annuity
                           Commencement Date. You need not send us the Contract unless we request it. We will not be liable for any payments or actions we take before the Written
                           Request is received.

                           The addition of any Owner may result in the resetting of the Guaranteed Minimum Death Benefit to an amount equal to the Contract Value as of the date of such change. For purposes of subsequent calculations of the Guaranteed Minimum Death Benefit, we will treat the Contract Value on the date of the change as a Payment made on that date. In addition, all anniversary values, all Payments made and all amounts deducted in connection with partial withdrawals prior to the date of the addition of the Owner will not be considered in the determination of the Guaranteed Minimum Death Benefit.

                           If any Annuitant is changed and any Owner is not an individual, the entire interest in the Contract must be distributed to the Owner within five years of the change.

ASSIGNMENT                 You may assign this Contract, except as otherwise
                           provided, at any time prior to the Annuity
                           Commencement Date. No assignment will be binding on us unless it is in the form of a Written Request. We will not be liable for any payments made or actions we take before the assignment is received by us. An absolute assignment will revoke the interest of any revocable Beneficiary. We will not be responsible for the validity of any assignment.

                           If this Contract is issued in a Qualified Plan, this Contract is subject to assignment restrictions for Federal Income Tax purposes. In such event, this Contract shall not be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person other than us.

VENTUREW-L.11-NY                                                          SAMPLE

PART 3                     PAYMENTS
-------------------------  -----------------------------------------------------
GENERAL The Contract is not effective until the Initial Payment is received by us at our Annuities Service Center or such other place designated by us. All Payments under this Contract are payable at our Annuities Service Center or such other place as we may designate.

PAYMENT LIMITS             The Initial Payment is shown on the Specifications
                           Pages. Each additional Payment must be at least equal to the Minimum Additional Payment Amount shown on the Specifications Pages. If a Payment would cause the Contract Value on the date of such Payment to exceed the Maximum Amount shown on the Specifications Pages, or the Contract Value on the date of such Payment already exceeds the Maximum
                           Amount, no additional Payments will be accepted without our prior approval. The Payment period is also limited as shown on the Specifications Pages.

ALLOCATION OF NET          When we receive Payments, the Net Payments will be
 PAYMENTS                  allocated among Investment Options in accordance
                           with the allocation percentages shown on the Specifications Pages. You may change the allocation of subsequent Net Payments at any time, without charge, by Written Request.

VENTUREW-L.11-NY                                                          SAMPLE

PART 4                     FEES AND DEDUCTIONS
-------------------------  -----------------------------------------------------
CONTRACT ASSET FEE         To compensate us for assuming mortality and expense
                           risks, and administration expenses, we deduct from each variable Investment Option a fee each Valuation
                           Period at an annual rate set forth on the Specifications Pages. A portion of this Asset Fee may also be used to reimburse us for distribution expenses. This fee is reflected in the Net
                           Investment Factor used to determine the value of Accumulation Units and Annuity Units of the
                           Contract.

ANNUAL CONTRACT FEE        To compensate us for assuming administration
                           expenses, we charge an Annual Contract Fee as set forth on the Specifications Pages. Prior to the Annuity Commencement Date, the Annual Contract Fee is deducted on each Contract Anniversary. We withdraw the Annual Contract Fee from each Investment Option in the same proportion that the value of the Investment Accounts of each Investment
                           Option bears to the Contract Value. If the Contract
                           Value is totally withdrawn on any date other than the Contract Anniversary, we will deduct the total amount of the Annual Contract Fee from the amount paid. After the Annuity Commencement Date, we deduct the Annual Contract Fee on a pro rata basis from each Annuity Payment.

TAXES We reserve the right to charge certain taxes against your Payments (either at the time of payment or liquidation due to withdrawals, annuitization or death benefit), or against the Contract Value, Death Benefit proceeds, or Annuity Payments, as appropriate. Such taxes may include premium taxes or other taxes levied by any government entity which we, in our sole discretion, determine have resulted from the establishment or maintenance of the Variable Account, or from the receipt by us of Payments, or from the issuance of this Contract, or from the commencement or continuance of Annuity Payments under this Contract.

RIDER FEE(S)               We charge an additional fee to compensate us for the
                           additional benefits provided by any optional benefit riders elected by you. The Rider Fee for each rider you elect is shown on the Specifications Pages or in the Rider. Rider Fees are deducted as described in the applicable benefit Rider issued by us.

PART 5                     VARIABLE ACCOUNT PROVISIONS
-------------------------  -----------------------------------------------------
INVESTMENT ACCOUNT         We will establish a separate Investment Account for
                           you for each variable Investment Option to which you allocate amounts. The Investment Account represents the number of your Accumulation Units in an Investment Option.

INVESTMENT ACCOUNT VALUE   The Investment Account Value of an Investment
                           Account is determined by (a) times (b) where:

                           (a) equals the number of Accumulation Units credited
                               to the Investment Account; and;

                           (b) equals the value of the appropriate Accumulation
                               Unit.

ACCUMULATION UNITS         We will credit Net Payments to your Investment
                           Accounts in the form of Accumulation Units. The number of Accumulation Units we will credit to each Investment Account of the Contract will be determined by dividing the Net Payment allocated to that Investment Account by the Accumulation Unit value for that Investment Account.

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                           Accumulation Units will be adjusted for any
                           transfers and will be canceled on payment of a death benefit, withdrawal, maturity or assessment of certain charges based on their value for the Business Day on which such transaction occurs.

VALUE OF ACCUMULATION      We will determine the Accumulation Unit value for a
 UNIT                      particular Investment Account for any Business Day
                           by multiplying the Accumulation Unit value for the immediately preceding Business Day by the net investment factor for the Valuation Period for which the value is being determined. The value of an Accumulation Unit may increase, decrease or remain the same from one Business Day to the next.

NET INVESTMENT FACTOR      The net investment factor is an index that measures
                           the investment performance of a Subaccount from one
                           Business Day to the next (" the Valuation Period").
                           The net investment factor for any Valuation Period is determined by dividing (a) by (b) and subtracting
                           (c) from the result where:

                           (a) is the net result of:

                               (i)  the net asset value per share of a
                                    Portfolio share held in the Subaccount
                                    determined as of the end of the current
                                    Valuation Period, plus

                               (ii) the per share amount of any dividend or
                                    capital gain distributions made by the
                                    Portfolio on shares held in the Subaccount and received during the current Valuation Period; and

                           (b) is the net asset value per share of a Portfolio
                               share held in the Subaccount determined as of the end of the immediately preceding Valuation Period; and

                           (c) is the Contract Asset Fee shown on the
                               Specifications Pages divided by 365 and
                               multiplied by the number of calendar days in the Valuation Period.

                           The net investment factor may be greater or less than, or equal to, one.

ADDITION, DELETION,        We reserve the right, subject to prior approval of
 SUBSTITUTION OR           the New York Superintendent of Insurance and in
 RESTRICTION OF            compliance with applicable law, to make additions
 INVESTMENT OPTIONS        to, deletions from, or substitutions for the
                           Portfolio shares that are held by the Variable
                           Account or that the Variable Account may purchase.
                           We reserve the right to eliminate the shares of any of the eligible Portfolios and to substitute shares of another Portfolio. We will not substitute any shares attributable to your interest in a Subaccount without notice to you and prior approval of the Securities and Exchange Commission to the extent required by the Investment Company Act of 1940.
                           Nothing contained herein shall prevent the Variable
                           Account from purchasing other securities for other series or classes of contracts, or from effecting a conversion between shares of another open-end investment company.

                           We reserve the right, subject to prior approval of the New York Superintendent of Insurance and in compliance with applicable law, to establish additional Subaccounts which would invest in shares of a new Portfolio. We also reserve the right to eliminate existing Subaccounts, to restrict or prohibit additional allocations to a Subaccount, to combine Subaccounts or to transfer assets in a Subaccount to another Separate Account established by us or an affiliated company. In the event of any such substitution or change, we may, by appropriate endorsement, make such changes in this and other Contracts as may be necessary or appropriate to reflect such substitutions or change. If deemed by us to be in the best interests of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be de-registered under such Act in the event such registration is no longer required.

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INSULATION                 The portion of the assets of the Variable Account
                           equal to the reserves and other contract liabilities with respect to such account shall not be charged with liabilities arising out of any other business we may conduct. Moreover, the income, gains and losses, realized or unrealized, from assets allocated to the Variable Account shall be credited to or charged against such account without regard to our other income, gains or losses.

SEPARATE ACCOUNT ASSETS    We will maintain, in the Separate Account, assets
                           with a value at least equal to the amounts accumulated in accordance with the terms of the applicable agreements with respect to the Separate
                           Account and the reserves for annuities, in the course of payment that vary with the investment experience of the Separate Account.

PART 6                     TRANSFERS
-------------------------  -----------------------------------------------------
TRANSFERS BEFORE ANNUITY   While this Contract is in effect prior to the
 COMMENCEMENT DATE         Annuity Commencement Date, you may transfer amounts
                           among the Investment Accounts of the Contract, subject to the limitations below. Amounts will be canceled from the Investment Accounts from which amounts are transferred and credited to the Investment Account to which amounts are transferred.
                           We will effect such transfers so that the Contract
                           Value on the date of transfer will not be affected by the transfer.

                           You must transfer at least the Minimum Transfer Amount shown on the Specifications Pages or, if less, the entire amount in the Investment Account each time you make a transfer. If, after the transfer, the amount remaining in the Investment Account from which the transfer is made is less than Minimum Investment Account Value shown on the Specifications Pages, then we will transfer the entire amount instead of the requested amount.

                           We limit the number of transfers you may make each Contract Year among each Variable Investment Option as shown in the Transfers Before Annuity Commencement Date section on the Specifications Pages.

                           We do not impose a charge for the first 12 transfers in a Contract Year. For each additional transfer during a Contract Year, the Transfer Charge is shown on the Specifications Pages.

TRANSFERS ON OR AFTER      Once variable Annuity Payments have begun, you may
 ANNUITY COMMENCEMENT      transfer all or part of the investment upon which
 DATE                      your variable Annuity Payments are based from one
                           Subaccount to another. To do this, we will convert the number of variable Annuity Units you hold in the Subaccount from which you are transferring to a number of variable Annuity Units of the Subaccount to which you are transferring so that the next
                           Annuity Payment, if it were made at that time, would be the same amount that it would have been without the transfer. After the transfer, the variable
                           Annuity Payments will reflect changes in the values of your new variable Annuity Units. You must give us notice at least 30 days before the due date of the first variable Annuity Payment to which the transfer will apply.

                           We reserve the right, upon notice, to limit the number of transfers that can be made after variable annuity payments have begun. If such a limit is imposed, the number of transfers per Contract Year will be no less than the Minimum Number of Transfers Per Contract Year shown in the Transfers On Or After Annuity Commencement Date section on the Specifications Pages.

                                       8
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                                   After the Annuity Commencement Date,
                                   transfers will not be allowed from a fixed to a variable Annuity Option, or from a variable to a fixed Annuity Option.

DEFERRAL, MODIFICATION OR          We reserve the right to defer, modify or
TERMINATION OF TRANSFER PRIVILEGE  terminate the transfer privilege at any time that we are unable to purchase or redeem shares of the Portfolios. Transfer charges and limitations are identified above and in the Suspension of Payments provision in the Withdrawals Provisions section.

PART 7                             WITHDRAWAL PROVISIONS
-------------------------  -----------------------------------------------------
PAYMENTS OF WITHDRAWALS            You may withdraw part or all of the
                                   Surrender Value, at any time before the
                                   earlier of the death of an Owner, the
                                   Annuity Commencement Date or the Maturity
                                   Date, by sending us a Written Request. We will pay all withdrawals within seven days of receipt at the Annuities Service Center subject to postponement in certain circumstances, as specified below.

TOTAL WITHDRAWAL                   Upon receipt of your request to withdraw
                                   the entire Contract Value, we will terminate the Contract and pay you the Net Surrender
                                   Value.

PARTIAL WITHDRAWAL                 If you request to withdraw an amount less
                                   than the Surrender Value, we will pay you the amount requested and deduct the Withdrawal Amount from the Contract
                                   Value. Unless you specify the amount to be withdrawn from each Investment Option, the Withdrawal Amount will be withdrawn from each Investment Option on a pro rata basis.

                                   Partial withdrawals will reduce the Death
                                   Benefit, as described in the Death Benefit section.

FREQUENCY AND AMOUNT OF PARTIAL    You may make as many partial withdrawals as
WITHDRAWALS                        you wish. Limitations on the amount of
                                   partial withdrawals are as follows.

                                   (a)   Any withdrawal from an Investment
                                         Account must be at least equal to the
                                         Minimum Amount of Partial Withdrawal
                                         shown on the Specifications Pages or
                                         the entire balance in the Investment
                                         Account, if less.

                                   (b)   If after the withdrawal, the amount
                                         remaining in the Investment Account is
                                         less than the Minimum Investment
                                         Account Balance shown on the
                                         Specifications Pages, then we will
                                         consider the withdrawal request to be
                                         a request for withdrawal of the entire
                                         amount held in the Investment Account.

                                   (c)   If a partial withdrawal reduces the
                                         Contract Value to less than the
                                         Minimum Remaining Contract Value shown
                                         on the Specifications Pages, or if the
                                         amount requested is greater than or
                                         equal to the amount available as a
                                         total withdrawal, then we will treat
                                         the partial withdrawal as a total
                                         withdrawal of the Contract Value.

SUSPENSION OF PAYMENTS             We may defer the right of withdrawal from,
                                   or postpone the date of payments from, the variable Investment Accounts for any period when: (1) the New York Stock Exchange is closed (other than customary weekend and holiday closings); (2) trading on the New
                                   York Stock Exchange is restricted; (3) an emergency exists as a result of which disposal of securities held in the Variable
                                   Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Variable Account's net assets; or (4) the Securities and Exchange
                                   Commission, by order, so permits for the protection of security holders; provided that applicable rules and regulations of the Securities and Exchange Commission

                                       9

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                                   shall govern as to whether the conditions
                                   described in (2) and (3) exist.

WITHDRAWAL CHARGE                  If a withdrawal is made from the Contract
                                   we may assess a Withdrawal Charge against Payments. The amount of the Withdrawal
                                   Charge and when it is assessed is discussed below.

                                   (a)   A Free Withdrawal Amount may be
                                         withdrawn free of a Withdrawal Charge.

                                         The Free Withdrawal Amount is the
                                         greater of:

                                         (i)   Earnings, which for purposes of
                                               these Withdrawal Charge
                                               provisions, means the excess of
                                               the Contract Value on the date of
                                               withdrawal over the unliquidated
                                               Payments; or

                                         (ii)  the excess of a. over b. where

                                               a.   equals 10% times the total
                                                    Payments; and

                                               b.   equals 100% of all prior
                                                    partial withdrawals in that
                                                    Contract Year.

                                   (b)   Amounts will be withdrawn from the
                                         Contract in the following order for
                                         purposes of calculating the Withdrawal
                                         Charge:

                                         (i)   Earnings; then

                                         (ii)  any Free Withdrawal Amount in
                                               excess of Earnings; then

                                         (iii) Payments not previously
                                               liquidated, in the order such
                                               Payments were received.

                                   (c)   Payments are liquidated when the
                                         Withdrawal Amount exceeds Earnings.

                                         The amount of Payments liquidated
                                         equals

                                         (i)   the lesser of the Withdrawal
                                               Amount or the total unliquidated
                                               Payments; minus

                                         (ii)  Earnings.

                                   (d)   A total withdrawal will liquidate all
                                         unliquidated Payments. Any Payments
                                         liquidated may be subject to a
                                         Withdrawal Charge based on the length
                                         of time the Payment has been in the
                                         Contract. The Withdrawal Charge is
                                         determined by multiplying the amount of
                                         the Payment being liquidated by the
                                         applicable Withdrawal Charge percentage
                                         obtained from the table shown on
                                         the Specifications Pages.

                                   (e) The total Withdrawal Charge will be the sum of the Withdrawal Charges for the Payments being liquidated.

WAIVER OF WITHDRAWAL CHARGE        A Withdrawal Charge is not applied if the
                                   withdrawal is:

                                   (a)   payment of the Death Benefit; or

                                   (b)   due to the application of the Contract
                                         Value to an Annuity Option; or

                                   (c)   taken at the Maturity Date of the
                                         Contract; or

                                   (d)   a distribution required to satisfy
                                         Federal Income Tax minimum distribution
                                         requirements that apply to this
                                         Contract; or

                                   (e)   a withdrawal guaranteed under certain
                                         riders attached to the Contract, as
                                         specified in the rider.

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PART 8                             DEATH BENEFITS
-------------------------  -----------------------------------------------------
DEATH BENEFIT BEFORE ANNUITY       Prior to the Maturity Date or Annuity
COMMENCEMENT DATE                  Commencement Date, if earlier, we will
                                   determine the Death Benefit as of the date on which written notice and proof of death and all required claim forms are received in Good Order at the Company's
                                   Annuities Service Center as follows:

                                   The Death Benefit will be determined as the greater of the Contract Value or the Guaranteed Minimum Death Benefit.

                                   The Guaranteed Minimum Death Benefit is the sum of all Payments made, less any amount deducted in connection with partial withdrawals. For purposes of calculating the Guaranteed Minimum Death Benefit, the amount deducted in connection with partial withdrawals will be equal to (i) times (ii), where (i) is equal to the Guaranteed Minimum Death Benefit prior to the withdrawal, and
                                   (ii) is equal to the amount of the partial withdrawal divided by the Contract Value prior to the partial withdrawal.

                                   We will permit the Owner to limit the Death
                                   Benefit option(s) to be offered any named
                                   Beneficiary, if the Owner provides written notice to the Company prior to death and the desired option(s) is one provided for in this Contract.

                                   Death benefit distributions prior to the Annuity Commencement Date are governed by Internal Revenue Code Section 72(s). Pursuant to Section 72(s) any reference in this provision to "spouse" means a spouse as defined in federal law.

                                   DEATH OF ANNUITANT: On the death of the last surviving Annuitant, the Owner becomes the new Annuitant, if the Owner is an individual. If the Owner is not an individual the death of any Annuitant is treated as the death of an Owner and the Death Benefit will be determined by substituting the Annuitant for the Owner as described below.

                                   DEATH OF OWNER: We will pay the Death Benefit to the Beneficiary if any Owner dies prior to the Maturity Date or Annuity Commencement Date, if earlier. The Death Benefit may be taken in one sum immediately, in which case the Contract will terminate. If the Death Benefit is not taken in one sum immediately, the Contract will continue subject to the following provisions:

                                   (a) The Beneficiary becomes the Owner.

                                   (b) The excess, if any, of the Death Benefit
                                       over the Contract Value will be allocated to and among the Investment Accounts in proportion to their values as of the date on which the Death Benefit is determined.

                                   (c) No additional Payments may be applied to
                                       the Contract.

                                   (d) If the Beneficiary is not the deceased
                                       Owner's spouse, the entire interest in
                                       the Contract must be distributed under
                                       one of the following options:

                                       (i) The entire interest in the Contract
                                           must be distributed over the life of
                                           the Beneficiary, or over a period not
                                           extending beyond the life expectancy
                                           of the Beneficiary, with
                                           distributions beginning within one
                                           year of the Owner's death; or

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                                         (ii)  the entire interest in the
                                               Contract must be distributed
                                               within 5 years of the Owner's
                                               Death, or

                                         (iii) as Annuity Payments under one of
                                               the options described in the
                                               Annuity Options section.

                                         If the Beneficiary dies before the
                                         distributions required by (i) or (ii)
                                         are complete, the entire remaining
                                         Contract Value must be distributed in
                                         a lump sum immediately.

                                   (e)   If the Beneficiary is the deceased
                                         Owner's spouse, the Contract will
                                         continue with the surviving spouse as
                                         the new Owner, subject to the
                                         provisions of Internal Revenue Code
                                         Section 72(s). The surviving spouse may
                                         name a new Beneficiary (and, if no
                                         Beneficiary is so named, the surviving
                                         spouse's estate will be the
                                         Beneficiary).

                                         The spouse may also elect distributions
                                         under one of the following options:

                                         (i)  the entire interest in the
                                              Contract may be distributed over
                                              the life of the Beneficiary, or
                                              over a period not extending beyond
                                              the life expectancy of the
                                              Beneficiary, with distributions
                                              beginning within one year of the
                                              Owner's death; or

                                         (ii) as Annuity Payments under one of
                                              the options described in the
                                              Annuity Options section.

                                   (f)   We will waive Withdrawal Charges
                                         on any withdrawals.

                                   If there is more than one Beneficiary,
                                   the foregoing provisions will
                                   independently apply to each Beneficiary, to the extent of that Beneficiary's share.

DEATH BENEFIT ON OR AFTER ANNUITY  If Annuity Payments have been selected based
COMMENCEMENT DATE                  on an Annuity Option providing for payments
                                   for a guaranteed period, and the Annuitant dies on or after the Annuity Commencement
                                   Date, we will make the remaining guaranteed payments to the Beneficiary. Any remaining payments will be made at least as rapidly as under the method of distribution being used as of the date of the Annuitant's death. If no Beneficiary is living, we will commute any unpaid guaranteed payments to a single sum (on the basis of the interest rate used in determining the payments) and pay that single sum to the estate of the last to die of the Annuitant and the Beneficiary.

PROOF OF DEATH                     We will require Proof of death upon the
                                   death of the Annuitant or the Owner. Proof of death is one of the following received at the Annuities Service Center:

                                   (a)  A certified copy of a death
                                        certificate;

                                   (b)  A certified copy of a decree of a court
                                        of competent jurisdiction as to the
                                        finding of death; or

                                   (c)  Any other proof satisfactory to us.

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PART 9                             CONTRACT MATURITY
-------------------------  -----------------------------------------------------
CHANGE IN MATURITY DATE            Prior to the Maturity Date, an Owner may make
                                   a Written Request to change the Maturity
                                   Date. Any extension of the Maturity Date will be subject to our prior approval and any applicable law or regulation then in effect.

OPTIONS AT MATURITY DATE           We will send You information about Your
                                   available options prior to the Maturity Date.
                                   If by the Maturity Date, you do not
                                   choose an Annuity Option, make a total
                                   withdrawal of the Surrender Value, or ask us to change the Maturity Date, we will automatically pay you Annuity Payments under the Annuity Option shown on the Specifications Pages and the Annuity
                                   Commencement Date is considered to be the Maturity Date.

                                   We will provide variable Annuity Payments unless otherwise elected. You can change the Annuity Option at any time before the Annuity Commencement Date.

PART 10                            ANNUITY PAYMENTS
-------------------------  -----------------------------------------------------
GENERAL The entire Contract Value or the entire amount of the Beneficiary's portion of the Death Benefit may be applied in accordance with one or more of the Annuity Options described below, subject to any restrictions of Internal Revenue Code section 72(s). Once Annuity Payments commence, the Annuity Option may not be changed. The "Life 10-Year Certain" Annuity Option described under Part 11, Option 1 is the default Annuity Option unless you request another option on or prior to the Maturity Date or unless otherwise required by the Internal Revenue Code.

                                   You may select a Fixed or Variable Annuity.
                                   We will provide variable Annuity Payments unless otherwise elected. Once Annuity Payments commence, the Annuity Option may not be changed.

                                   The method used to calculate the amount of the initial and subsequent Annuity Payments is described below.

                                   We may pay the Contract Value or Death
                                   Benefit, on the Annuity Commencement Date in one lump sum if the corresponding monthly income is less than $20.

VARIABLE ANNUITY PAYMENTS          We will determine the amount of the first
                                   Variable Annuity Payment by applying the portion of the Contract Value used to effect a Variable Annuity (minus any applicable premium taxes) to the Annuity Option elected based on the mortality table and assumed interest rate shown in the Specifications
                                   Pages. We will provide a table of the annuity factors upon Written Request. If the current rates in use by us on the Annuity
                                   Commencement Date are more favorable to you, we will use the current rates. The portion of the Contract Value used to effect a Variable
                                   Annuity will be measured as of a date not more than 10 business days prior to the Annuity Commencement Date.

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                                   Subsequent payments will be based on the
                                   investment performance of one or more
                                   Subaccounts as you select. The amount of such payments is determined by the number of Annuity Units credited for each Subaccount. Such number is determined by dividing the portion of the first payment allocated to that Subaccount by the Annuity Unit value for that Subaccount determined as of the same date that the Contract Value used to effect Annuity Payments was determined. We then multiply this number of Annuity Units for each Subaccount by the appropriate Annuity Unit value for each subsequent determination date, which is a uniformly applied date not more than 10 business days before the payment is due.

                                   Variable Annuity payments, at the time of their commencement, will not be less than those that would be provided by the application of the amount described below to purchase a single premium immediate annuity then offered to the same class of annuitants by us or a company affiliated with us. Since no such annuity currently exists, we will apply rates that are reasonable in relation to the market single premium immediate annuity rates. The amount applied to a single premium immediate annuity would be equal to the greater of;

                                   (a) the Contract Value less applicable
                                       Withdrawal Charges; or

                                   (b) 95% of the Contract Value.

MORTALITY AND EXPENSE GUARANTEE    We guarantee that the dollar amount of each
                                   Variable Annuity payment will not be
                                   affected by changes in mortality and expense experience.

ANNUITY UNIT VALUE                 The value of an Annuity Unit for each
                                   Subaccount for any Business Day is
                                   determined as follows:

                                   (a) The net investment factor for the
                                       Subaccount for the Valuation Period
                                       ending on the Business Day for which the Annuity Unit value is being calculated is multiplied by the value of the Annuity Unit for the preceding Business Day; and

                                   (b) The result is adjusted to compensate for
                                       the interest rate used to determine the
                                       first Variable Annuity payment.

                                   The dollar value of Annuity Units may
                                   increase, decrease or remain the same from one Valuation Period to the next.

FIXED ANNUITY PAYMENTS             We will determine the amount of each Fixed
                                   Annuity payment by applying the portion of the Contract Value used to effect a Fixed
                                   Annuity measured as of a date not more than 10 business days prior to the Annuity
                                   Commencement Date (minus any applicable
                                   premium taxes) to the Annuity Option elected based on the mortality table and interest rate shown on the Specifications Pages. The
                                   Fixed Annuity payment will not be less than that available by applying the amount described below to purchase a single premium immediate annuity then offered to the same class of annuitants by us or a company affiliated with us. Such an amount would be equal to the greater of:

                                   (c) the Contract Value less applicable
                                       Withdrawal Charges; or

                                   (d) 95% of the Contract Value.

                                   We guarantee the dollar amount of Fixed
                                   Annuity payments.

VENTUREW-L.11-NY                                                          SAMPLE
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PART 11                            ANNUITY OPTIONS
-------------------------  -----------------------------------------------------
DESCRIPTION OF ANNUITY OPTIONS     Option 1: Life Annuity

                                   a) Life Non-Refund. We will make Annuity
                                      Payments during the lifetime of the
                                      Annuitant. No payments are due after the death of the Annuitant.

                                   b) Life with 10-Year Certain. We will make
                                      Annuity Payments for 10 years and after
                                      that during the lifetime of the Annuitant.
                                      No payments are due after the death of the Annuitant or, if later, the end of the 10-year period.


                                   Option 2: Joint and Survivor Life Annuity

                                   The second Annuitant named shall be referred to as the Co-Annuitant.

                                   a) Joint and Survivor Non-Refund. We will
                                      make Annuity Payments during the joint
                                      lifetime of the Annuitant and
                                      Co-Annuitant. Payments will then continue during the remaining lifetime of the survivor. No payments are due after the death of the last survivor of the Annuitant and Co-Annuitant.

                                   b) Joint and Survivor with 10-Year Certain.
                                      We will make Annuity Payments for 10 years and after that during the joint lifetime of the Annuitant and Co-Annuitant. Payments will then continue during the remaining lifetime of the survivor. No payments are due after the death of the survivor of the Annuitant and Co-Annuitant or, if later, the end of the 10-year period.

ALTERNATE ANNUITY OPTIONS          Instead of settlement in accordance with the
                                   Annuity Options described above, you may choose an alternate form of settlement acceptable to us. Once Annuity Payments commence, the form of settlement may not be changed.

PART 12                            GENERAL PROVISIONS
-------------------------  -----------------------------------------------------
ENTIRE CONTRACT                    The entire Contract consists of this
                                   Contract, Endorsements and Riders, if any, and the application, if one is attached to this Contract.

BENEFITS AND VALUES                The benefits and values available under this
                                   Contract are not less than the minimum
                                   required by any statute of the state in which this Contract is delivered. We have filed a detailed statement of the method used to calculate the benefits and values with the Department of Insurance in the state in which this Contract is delivered, if required by law.

MODIFICATION                       Only the President, a Vice President, or the
                                   Secretary of the Company has authority to agree on our behalf to any alteration of the Contract or to any waiver of our rights or requirements. The change or waiver must be in writing. We will not change or modify this Contract without prior approval of the New
                                   York Superintendent of Insurance. No change that reduces benefits will be made without your written consent.

VENTUREW-L.11-NY                                                          SAMPLE

CLAIMS OF CREDITORS                All benefits and payments under this Contract
                                   shall be exempt from the claims of creditors to the extent permitted by law.

MISSTATEMENT AND PROOF OF AGE      We may require proof of age or survival of
OR SURVIVAL                        any person upon whose age or survival any
                                   Annuity Payments or other benefits provided by this Contract or any Rider attached thereof depend. If the age of the Annuitant has been misstated, the benefits will be those which would have been provided for the correct age. If we have made incorrect benefit payments, we will immediately pay the amount of any underpayment adjusted with interest at 3% per annum. We will deduct the amount of any overpayment from future benefit payments without adjustment for interest.

INCONTESTABILITY                   This Contract is not contestable.

NON-PARTICIPATING                  Your Contract is non-participating and will
                                   not share in our profits or surplus earnings.
                                   We will pay no dividends on your Contract.

REPORTS We provide periodic reports no less frequently than annually without charge, containing the Investment Account Value, the Contract Value and Death Benefit. The report will include the number of Accumulation Units credited to the Variable Account, the Accumulation Unit value and the dollar value of the Accumulation Unit of the Variable Account no more than 4 months prior to the date of the delivery of the report. We will provide annual calendar year reports concerning the status of the Contract and such information concerning required minimum distributions as is prescribed by the Commissioner of Internal Revenue. We will provide additional status reports upon request for a charge not to exceed $25 per request.

CURRENCY AND PLACE OF PAYMENTS     All payments made to or by us shall be made
                                   in the lawful currency of the United States of America at the Annuities Service Center or elsewhere if we consent.

NOTICES AND ELECTIONS              To be effective, all notices and elections
                                   you make under this Contract must be in the form of a Written Request. All notices, requests and elections will be effective when signed. We will not be liable for any payments made or actions taken before the Written Request is received by us.

GOVERNING LAW                      This Contract will be governed by the laws of
                                   the jurisdiction indicated on the
                                   Specifications Pages.

SECTION 72(S) The provisions of this Contract shall be interpreted so as to comply with the requirements of Section 72(s) of the Internal Revenue Code.

VENTUREW-L.11-NY                                                          SAMPLE
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PART 13                            CONTRACT TERMINATION
-------------------------  -----------------------------------------------------
CANCELLATION FOR NONPAYMENT &      If, prior to the Annuity Commencement Date,
MINIMUM ACCOUNT VALUE              no Payments have been made for two
                                   consecutive Contract Years, and if both:

                                   (a) the total Payments made, less any partial
                                       withdrawals, are less then $2,000; and

                                   (b) the Contract Value at the end of such two
                                       year period is less than $2,000;

                                   we may cancel this Contract and pay you the Contract Value (measured as of the Valuation Period during which the cancellation occurs), less the Annual Contract Fee.

OTHER This Contract will terminate on the earliest of :

                                   (a) receipt of your request to withdraw the
                                       entire Contract Value;

                                   (b) the date a Death Benefit is payable and
                                       the Beneficiary takes the Death Benefit
                                       as a lump sum; or

                                   (c) the date the Contract Value reduces to
                                       zero, subject to the provisions of any
                                       benefit rider attached to this Contract.

VENTUREW-L.11-NY                                                          SAMPLE

JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK

HOME OFFICE: Valhalla, New York                          [JOHN HANCOCK(R) LOGO]

VENTUREW-L.11-NY                                                          SAMPLE